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                                                                  EXHIBIT 3.2(b)

                          CERTIFICATE OF THE SECRETARY
                                       OF
                            BAM! ENTERTAINMENT, INC.

        I, the undersigned, certify that:

        1. I am the duly elected and acting secretary of BAM! Entertainment, Inc., a Delaware corporation (the "Corporation").

        2. The following resolution was adopted by the Written Consent of the Preferred Shareholders of the Corporation effective June 1, 2001:

        "AMENDMENT OF BYLAWS.

        RESOLVED, the first sentence of Article III, Section 1 of the Bylaws is hereby deleted in its entirety and replaced with the following sentence:

               Section 1.

                No more than nine (9) directors shall constitute the Board of Directors."

        IN WITNESS WHEREOF, I have subscribed my name effective June 1, 2001.


                                             /s/  George M. Sundheim, III
                                             -----------------------------------
                                             George M. Sundheim, III